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                                                                 Exhibit 4.6.2

                         11% Senior Subordinated Notes

                                    due 2005


                             ______________________

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of June 14, 1995

                                       to

                                   INDENTURE

                            Dated as of June 1, 1995
                             ______________________

                            RALPHS GROCERY COMPANY,
            as successor by merger to Food 4 Less Supermarkets, Inc.

                                      and

                             SUBSIDIARY GUARANTORS

                                      and

                             CRAWFORD STORES, INC.

                                      and

                    UNITED STATES TRUST COMPANY OF NEW YORK

                                    Trustee





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                 This FIRST SUPPLEMENTAL INDENTURE to the Indenture (as defined below) (the "First Supplemental Indenture") is dated as of June 14, 1995, and is made by and among Ralphs Grocery Company, a Delaware corporation ("Ralphs"), as successor by merger to Food 4 Less Supermarkets, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors, Crawford Stores, Inc., a California corporation ("Crawford") and a wholly-owned subsidiary of Ralphs, and United States Trust Company of New York (the "Trustee").

                                    RECITALS

                 A. Pursuant to an Indenture dated as of June 1, 1995 (the "Indenture"), between the Company, the Subsidiary Guarantors and the Trustee, there was issued $[550,000,000] principal amount of its 11% Senior Subordinated Notes due 2005 (the "Securities").

                 B. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                 C. Pursuant to a definitive Agreement and Plan of Merger, dated September 14, 1994 and amended on January 12, 1995, February 24, 1995 and April 26, 1995, by and among Food 4 Less, Inc., a Delaware corporation, Food 4 Less Holdings, Inc., a California corporation, Food 4 Less Holdings, a Delaware corporation, the Company, Ralphs Supermarkets, Inc., a Delaware corporation ("RSI"), and the stockholders of RSI, the Company merged with and into RSI, and immediately thereafter Ralphs Grocery Company, a Delaware corporation ("RGC"), which was a wholly-owned subsidiary of RSI, merged with and into RSI and RSI changed its name to Ralphs Grocery Company (together, the "Merger"). The Merger became effective on June 14, 1995.

                 D. The Merger was a transaction subject to the requirements of Section 6.01 of the Indenture. Section 6.02 of the Indenture provides that upon any consolidation or merger, or any transfer of assets in accordance with Section 6.01 thereof, the successor person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such successor person had been named as the Company therein. Section 6.02 also provides that when a successor corporation assumes all of the obligations of the Company under the Indenture and under the Securities, and agrees to be bound thereby, the predecessor shall be released from such obligations.

                 E. Following the Merger, the obligations under the Indenture assumed by Ralphs hereby will rank pari passu in right of payment with the obligations to be assumed by Ralphs under the indentures governing the 9% Senior Subordinated Notes due 2003 of RGC, the 10.25% Senior Subordinated Notes due 2002 of RGC, the 13.75% Senior Subordinated Notes due 2001 of the Company, and the 13.75% Senior Subordinated Notes due 2005 of the Company.





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                 F.       Crawford has guaranteed payment of the Indebtedness
under the term portion of the Credit Agreement. Section 5.17 of the Indenture provides that Ralphs, as successor to the Company under the Indenture, may not permit any of its Subsidiaries to guarantee the payment of any Indebtedness under the term portion of the Credit Agreement unless such Subsidiary, Ralphs and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary's Guarantee under the Indenture.

                 G. The purposes of this First Supplemental Indenture are to (i) allow Ralphs, as the successor person to the Company in the Merger, to assume the obligations of the Company under the Indenture, (ii) release the Company from such obligations and (iii) add Crawford as a Subsidiary Guarantor under the Indenture.

                 H. Section 10.01 of the Indenture provides that Ralphs, as successor to the Company, and each Subsidiary Guarantor, when authorized by a Board Resolution, and the Trustee, together, without notice to or consent of any Holder, may amend or supplement the Securities and the Indenture, as set forth below.

                 I. Ralphs, the Subsidiary Guarantors and Crawford, each having been duly authorized by a Board Resolution, and the Trustee, having received an Opinion of Counsel pursuant to Section 10.01 of the Indenture stating that the amendment or supplement to the Indenture contained in the First Supplemental Indenture complies with the provisions of 10.01 of the Indenture, are authorized to execute and deliver this First Supplemental Indenture.

                 J. All of the conditions and requirements necessary to make this First Supplemental Indenture, when duly executed and delivered, a valid and binding agreement, enforceable in accordance with its terms, have been performed and fulfilled.

                 NOW, THEREFORE, it is agreed as follows:

                 1. Pursuant to Section 6.02 of the Indenture, Ralphs, as the successor person into which the Company has been merged in the Merger in accordance with Section 6.01 of the Indenture, hereby succeeds to and is substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if Ralphs had been named as the Company therein.

                 2. Pursuant to Section 6.02 of the Indenture, Ralphs hereby assumes all of the obligations of the Company under the Indenture and under the Securities and agrees to be bound thereby.

                 3. Pursuant to Section 6.02 of the Indenture, the Company is released from all of the obligations of it under the Indenture and under the Securities.





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                 4.       Pursuant to Section 5.17 of the Indenture, this First
Supplemental Indenture shall evidence Crawford's Guarantee of the Securities.

                 5. Crawford shall become a party to the Indenture as a Subsidiary Guarantor thereunder and shall be bound by the terms of Article Eleven and all other applicable provisions thereof, all in accordance with the terms of the Indenture.

                 6. This First Supplemental Indenture shall be effective as of the date hereof.

                 7. This instrument may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute the instrument by signing such counterpart.





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                 IN WITNESS WHEREOF, the parties hereto caused this First
Supplemental Indenture to be signed and acknowledged by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.

                                       RALPHS GROCERY COMPANY, as
                                       successor by merger to the
                                       Company
[Seal]
Attest:

                                       /s/ Jan Charles Gray
-------------------------------        ------------------------------
                                       By:
                                       Its:


                                       SUBSIDIARY GUARANTORS

                                       CALA CO.
                                       CALA FOODS, INC.
                                       BELL MARKETS, INC.
                                       FOOD 4 LESS OF SOUTHERN
                                          CALIFORNIA, INC.
                                       ALPHA BETA COMPANY
                                       FOOD 4 LESS OF
                                          CALIFORNIA, INC.
                                       FALLEY'S, INC.
                                       FOOD 4 LESS
                                          MERCHANDISING, INC.
                                       FOOD 4 LESS GM, INC.
                                       BAY AREA WAREHOUSE
                                          STORES, INC.
[Seal]
Attest:



                                       /s/ Mark A. Resnik
-------------------------------        ------------------------------
                                       By:     Mark A. Resnik
                                       Its:

                                       CRAWFORD STORES, INC.
[Seal]
Attest:


                                       /s/ Jan Charles Gray
-------------------------------        ------------------------------
                                       By:     Jan Charles Gray
                                       Its:





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                                       UNITED STATES TRUST COMPANY
                                             OF NEW YORK
[Seal]
Attest:


                                       /s/ Christine C. Collins
-------------------------------        ------------------------------
                                       By:     Christine C. Collins
                                       Its:





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